Exhibit 10.6

PLACEMENT AGENCY AGREEMENT

THIS PLACEMENT AGENCY AGREEMENT (this “Agreement”) is made and entered into as of July 14, 2004 (the “Effective Date”), by and between Paradigm Genetics, Inc., a Delaware corporation (the “Company”), and Stonegate Securities, Inc., a Texas corporation (“Stonegate”).

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to retain Stonegate as its non-exclusive placement agent, and Stonegate is willing to act in such capacity, in each case subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Stonegate (each a “Party” and collectively, the “Parties”) hereby agree as follows:

1.	RETENTION OF STONEGATE; SCOPE OF SERVICES

(a)	Subject to the terms and conditions set forth herein, the Company hereby retains Stonegate to act as the non-exclusive placement agent to the Company during the Contract Period (as defined in Section 2 below), and Stonegate hereby agrees to be so retained.

(b)	As the non-exclusive placement agent to the Company, Stonegate will have the non-exclusive right during the Contract Period to identify for the Company prospective purchasers (collectively, the “Purchasers” and each individually, a “Purchaser”) in one or more placement (each, a “Placement” and collectively, the “Placements”) of debt and/or equity securities to be issued by the Company, the type and dollar amount being as mutually agreed to by the Parties (the “Securities”).

(c)	Terms of the Placements shall be as set forth in subscription documents, including any stock purchase or subscription agreement, escrow agreement, registration rights agreement, warrant agreement and/or other documents to be executed and delivered in connection with each Placement (collectively, the “Subscription Documents”). The Placements are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D (“Regulation D”) of the rules and regulations of the Securities and Exchange Commission (the “SEC’) promulgated under the Securities Act.

(d)	Stonegate will act on a best efforts basis and will have no obligation to purchase any of the Securities offered in any Placement. During the Contract Period (as defined below), subject to Section 6(a) below, Stonegate shall have-the non-exclusive right to arrange for all sales of Securities in the Placements, including without limitation the non-exclusive right to identify potential buyers for the Securities. Subject to Section 6(a) below, all sales of Securities (as defined below) in the Placements shall be subject to the approval of the Company, which approval may be withheld by the Company for any reason and/or no reason.

2.	CONTRACT PERIOD AND TERMINATION

(a)	Subject to Section 6(a) below, Stonegate shall act as the Company’s non-exclusive placement agent under this Agreement for a period commencing on the Effective Date, and continuing until the earlier to occur of (i) termination by either Party upon ten (10) days’ prior written notice to the other Party, or (ii) December 31, 2004, unless extended by the Parties in writing (the “Contract Period”).

(b)	Upon expiration of the Contract Period or termination, neither party will have any further obligation under this Agreement except as provided in Sections 5, 6, 7, 8, 9 and 10 hereof.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a)	The representations and warranties of the Company made to the Purchasers as set forth in the Subscription Documents are hereby incorporated by reference as of the date of consummation of the sale of the Securities (the “Closing’) and all such representations and warranties are hereby deemed made by the Company directly to Stonegate as though set forth in full herein. The Company represents and warrants to Stonegate that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, (ii) this Agreement is enforceable against the Company in accordance with its terms, subject to applicable laws governing bankruptcy, insolvency and creditors’ rights generally, and (iii) this Agreement does not conflict with, violate, cause a default, right of termination, or acceleration (whether through the passage of time or otherwise) under any contract, agreement, or understanding binding upon the Company or any subsidiary of the Company.

4.	COVENANTS OF THE COMPANY

The Company covenants and agrees as follows:

(a)	Neither the Company nor any affiliate of the Company (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b)	Any and all filings and documents required to be filed in connection with or as a result of the Placements pursuant to federal and state securities laws are the responsibility of the Company and will be filed by the Company.

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(c)	Any press release to be issued by the Company announcing or referring to any Placement shall be subject to the prior review of Stonegate, and each such press release shall, subject to applicable law and regulations, at the request of Stonegate, identify Stonegate as the placement agent Stonegate shall be permitted to publish a tombstone or similar advertisement upon completion of each Placement identifying itself as the Company’s placement agent with respect thereto. This Agreement shall not be filed publicly by the Company without the prior written consent of Stonegate, unless required by applicable law or regulation.

5.	FURNISHING OF COMPANY INFORMATION; CONFIDENTIALITY

(a)	In connection with Stonegate’s activities hereunder on the Company’s behalf, the Company shall furnish Stonegate with all reasonable information concerning the Company and its operations that Stonegate deems necessary or appropriate (the “Company Information”) and shall provide Stonegate with reasonable access to the Company’s books, records, officers, directors, employees, accountants and counsel. The Company acknowledges and agrees that, in rendering its services hereunder, Stonegate will be using and relying upon the Company Information without independent verification thereof or independent appraisal of any of the Company’s assets and may, in its sole discretion, use additional information contained in public reports or other information furnished by the Company or third parties.

(b)	Stonegate agrees that the Company Information will be used solely for the purpose of performing its services hereunder. Subject to the limitations set forth in subsection (c) below, Stonegate will keep the Company Information provided hereunder confidential and will not disclose such Company Information or any portion thereof, except (i) to a third party contacted by Stonegate on behalf of, and with the prior approval of, the Company pursuant hereto who has agreed to be bound by a confidentiality agreement satisfactory in form and substance to the Company, or (ii) to any other person for which the Company’s consent to disclose such Company Information has been obtained.

(c)	Stonegate’s confidentiality obligations under this Agreement shall not apply to any portion of the Company Information which (i) at the time of disclosure to Stonegate or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Stonegate in violation of this Agreement); (ii) was available to Stonegate on a non-confidential basis from a source other than the Company, provided that such source is not and was not bound by a confidentiality agreement with the Company; (iii) has been independently acquired or developed by Stonegate without violating any of its

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obligations under this Agreement; or (iv) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process). In the event that Stonegate becomes legally compelled to disclose any of the Company Information, Stonegate shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.

(d)	The obligations of the Parties under this Section 5 shall survive the termination or expiration of this Agreement for three (3) years.

6.	FEES AND EXPENSES

(a)	As compensation for services rendered by Stonegate in connection with the Placements, the Company agrees to pay Stonegate a fee (the “Agency Fee”) of: (i) seven (7%) percent of the gross proceeds from the sale of Securities for the first Ten Million ($10,000,000) Dollars of Securities sold in the Placements (on a cumulative basis); and (ii) six (6%) percent of the gross proceeds from the sale of Securities for any Securities sold in the Placements in excess of Ten Million ($10,000,000) Dollars (on a cumulative basis); provided, however, that in the event that the Company desires to include any Purchasers in the Placement(s) identified on Schedule I attached hereto which were previously contacted by Needham & Company, Inc. (the “Prior Company Contacts”), then the total Agency Fee payable to Stonegate will be reduced by the amount of any agency fees payable to Needham & Company, Inc. Notwithstanding the foregoing, the minimum Agency Fee payable to Stonegate for the Placement(s) shall not be less than five (5%) percent of the gross proceeds from the sale of Securities sold in such Placements (on a cumulative basis) (the “Minimum Agency Fee”). The Agency Fee shall be paid immediately upon the closing of each sale of Securities by the Company; provided, however, that if the Agency Fee paid after all closings does not equal the Minimum Agency Fee, the difference between the Minimum Agency Fee and the Agency Fee shall be paid upon the final closing.

(b)	The Company shall promptly reimburse Stonegate for all reasonable out-of-pocket expenses incurred by Stonegate and its directors, officers and employees in connection with the performance of Stonegate’s services under this Agreement, such expenses not to exceed $25,000 without the prior written consent of the Company. For these purposes, “out-of-pocket expenses” shall include, but not be limited to, attorneys’ fees and costs, long distance telephone, courier, travel and similar expenses.

(c)	Upon execution of this Agreement by the Parties, the Company agrees to issue to Stonegate (or its affiliates) warrants substantially in the form attached hereto as Exhibits A1 and A2 (the “Initial Warrants”).

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(d)	Subject to Section 6(a) above, upon each closing of the Placements, the Company agrees to issue to Stonegate a Securities Purchase Warrant (the “Representative’s Warrant”) entitling the holder(s) thereof to purchase an amount of Securities equal to ten (10%) percent of the total number of Securities sold in the Placement(s) less the number of shares of Common Stock underlying the Initial Warrants (or in the case of a Placement of convertible debt, an amount of Securities equal to ten (10%) percent of the total number of Securities into which the convertible debt sold in the Placement(s) is convertible less the number of shares of Common Stock underlying the Initial Warrants); provided, however, in the event that any of the Purchasers in the Placement are Prior Company Contacts, the amount of the Representative’s Warrant shall, in addition to any reduction for the Initial Warrants, be reduced by the total amount of warrant coverage payable to Needham & Company, Inc. Notwithstanding the foregoing, the minimum number of Securities issuable Stonegate pursuant to the Representative’s Warrant and the Initial Warrants, taken together, for the Placement(s) shall not be less than eight (8%) percent of the total number of Securities sold in the Placement(s) (on a cumulative basis), or, in the case of convertible debt, eight (8%) percent of the total number of Securities into which the convertible debt sold in the Placement(s) is convertible (the “Minimum Warrant Coverage”). The Representative’s Warrant shall be for a period of five (5) years, have an exercise price per share equal to the price at which the Securities are sold to Purchasers (or in the case of convertible debt, the price at which the convertible debt is convertible into Securities) in the applicable Placement and shall otherwise be substantially in the form of Exhibit B attached hereto. The Representative’s Warrant shall be issued immediately upon the closing of each sale of Securities by the Company to the extent it exceeds the amount of the Initial Warrants; provided, however, that if the Representative’s Warrant and the Initial Warrants do not equal the Minimum Warrant Coverage after all closings, the deficiency in the Minimum Warrant Coverage shall be paid upon the final closing.

(e)	Subject to any conditions and/or exceptions provided elsewhere herein, the obligations of the Parties under this Section 6 shall survive the termination or expiration of this Agreement for any reason.

7.	INDEMNIFICATION

(a)	The Company agrees to indemnify and hold Stonegate harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) related to or arising out of Stonegate’s engagement hereunder or its role in connection herewith, and will reimburse Stonegate for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by Stonegate in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which

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Stonegate is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Stonegate (a “Non-Indemnified Claim”). In this regard, Stonegate shall reimburse the Company for any payments made herein for a Non-Indemnified Claim. The Company also agrees that Stonegate shall not have any liability to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result from the bad faith, gross negligence or willful misconduct of Stonegate and/or any of its affiliates, agents and/or representatives. In the event that the foregoing indemnity is unavailable except by reason of the bad faith, willful misconduct, or gross negligence of Stonegate, then the Company shall contribute to amounts paid or payable by Stonegate in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Stonegate in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations. The foregoing shall be in addition to any rights that Stonegate may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of Stonegate.

(b)	Stonegate agrees to indemnify and hold the Company harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Stonegate, and will reimburse the Company for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by the Company in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Company is a party. In the event that the foregoing indemnity is unavailable, then Stonegate shall contribute to amounts paid or payable by the Company in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Stonegate in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations. The foregoing shall be in addition to any rights that the Company may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of the Company.

(c)	The obligations of the Parties under this Section 7 shall survive the termination of or expiration of this Agreement.

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8.	POST-TERMINATION AGREEMENT

If the Company enters into any agreement, transaction or arrangement with any of the institutions (including their agents, principals and affiliates and the accounts and funds which they manage or advise) which Stonegate has introduced to the Company as prospective purchasers of the Securities in the Placements pursuant to face to face meetings, conference calls or video conferences (collectively, the “Stonegate Contacts”), regardless of whether a transaction is consummated with such prospective purchasers, the Company shall notify Stonegate in writing of the agreement, transaction or arrangement, and pay Stonegate a fee equal to (i) one hundred percent (100%) of the Agency Fee and Representative’s Warrant for securities of the Company sold to Stonegate Contacts (subject to any offsets payable to Needham & Company, Inc. as set forth above) within the first six (6) months following termination of this Agreement and (ii) fifty percent (50%) of the Agency Fee and Representative’s Warrant for securities of the Company sold to Stonegate Contacts (subject to any offsets payable to Needham & Company, Inc. as set forth above) within the period beginning (6) months following termination of this Agreement and ending twelve (12) months following termination of this Agreement. Upon the termination or expiration of this Agreement, Stonegate and the Company shall in good faith prepare a list of each Stonegate Contact to which this Section 8 is applicable. The Company shall only have obligations under this Section 8 with respect to those persons identified on such list.

9.	GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.

10.	ARBITRATION

Stonegate and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Any dispute which the parties cannot resolve may then be submitted by either party to binding arbitration under the rules of the American Arbitration Association for resolution. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

11.	NO WAIVER

The failure or neglect of any party hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or waiver by any party of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

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12.	SUCCESSORS AND ASSIGNS

The benefits of this Agreement shall inure to the benefit of the Parties, their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties shall be binding upon their respective successors and assigns. Neither this Agreement nor any obligation hereunder may be assigned by either Party without the express written consent of the other Party.

13.	NOTICES

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered (a) by certified mall, return receipt requested, by facsimile transmission, or recognized overnight delivery service with an acceptance receipt, as follows:

If to the Company:

Paradigm Genetics, Inc.

108 Alexander Drive

Research Triangle Park

North Carolina, 27709

Attention:     Mr. J. Barry Buzogany, Esq.

Telephone:     (919) 425-3000

Facsimile:     (919) 425-2915

If to Stonegate:

Stonegate Securities, Inc.

5950 Sherry Lane, Suite 410

Dallas, Texas 75225

Attention:     Mr. Scott Griffith, President

Telephone:     (214) 987-4121

Facsimile:     (214) 987-1981

Either Party may change its address or facsimile number set forth above by giving the other Party notice of such change in accordance with the provisions of this Section 13. A notice shall be deemed given (a) if by certified mail, on the date shown on the applicable return receipt, (b) if by facsimile, upon electronic confirmation of the transmission thereof, or (c) if by overnight delivery service, on the day of receipt as evidenced by a receipt.

14.	NATURE OF RELATIONSHIP

The Parties intend that Stonegate’s relationship to the Company and the relationship of each director, officer, employee or agent of Stonegate to the Company shall be that of an

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independent contractor and not as an employee of the Company or an affiliate thereof. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Stonegate and the Company or their respective successors or assigns. Neither Stonegate nor any director, officer, employee or agent of Stonegate shall be considered to be an employee of the Company by virtue of the services provided hereunder.

15.	MISCELLANEOUS

Stonegate’s obligations under this Agreement are subject to the following general conditions:

(a)	All relevant terms, conditions, and circumstances relating to the Placements will be reasonably satisfactory to Stonegate and its counsel;

(b)	Stonegate reserves the right to solicit the assistance of outside dealers (“Dealers”) to assist in the offer and sale of the Placements with the prior written consent of the Company; provided, however, that any such Dealers agree in writing to be bound by the terms of the applicable Placement, including the indemnification provisions of this Agreement. It is understood that Stonegate, in its sole discretion, shall be entitled to pay over to any such Dealers any portion of the compensation received by Stonegate hereunder. The Company shall have no financial liability for any fees or expenses of any such Dealers.

16.	CAPTIONS

The Section titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

17.	AMENDMENTS

No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each Party.

18.	PARTIAL INVALIDITY

If it is finally determined that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes as close as possible to expressing the intention of the invalid or unenforceable term or provision.

19.	ENTIRE AGREEMENT

This Agreement embodies the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

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20.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by duly authorized representatives of the Company and Stonegate.

PARADIGM GENETICS, INC.

By:	/s/ Philip R. Alfano
Name:	Philip R. Alfano
Title:	Vice President, Finance and CFO

STONEGATE SECURITIES, INC.

By:	/s/ J. B. Shelmire
Name:	J. B. Shelmire
Title:	Partner

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Schedule I

Prior Company Contacts

Bluegrass Growth Fund

China Development and Industrial Bank

HBK Investments

Heights Capital

Midsummer Capital

Omicron Capital

OrbiMed Advisors

Pequot Capital

ProMed Management

RAM Capital Resources

Royce & Associates

SF Capital

Special Situations Fund

Strauss Asset Management

Titan Capital Management

Vertical Ventures

WPG Farber Fund

Placement Agency Agreement paradigm genetics Final Execution